Exhibit 10.6
FULLY PARTICIPATING

SERVICE LEVEL AGREEMENT

THIS SERVICE LEVEL AGREEMENT (the “Agreement”) is made the ____ day of _______________, 2006,

B E T W E E N:

MORTGAGEBROKERS.COM FINANCIAL GROUP OF COMPANIES, INC.,

260 Edgeley Boulevard, Suite 11,
Concord, ON
L4K 3Y4

a corporation incorporated under the laws of Canada
(hereinafter as the “Company”);

- and -

a corporation incorporated under the laws of the Province of _____________

(hereinafter as “RE/MAX FRANCHISEE”).

RECITALS

WHEREAS pursuant to the specific terms and conditions of a strategic marketing alliance and mortgage solution license agreement (“Strategic Alliance Agreement”) that was executed on January 27, 2006 between RE/MAX Ontario-Atlantic Canada Inc. (the “Master Franchisor”) and MortgageBrokers.com Holdings, Inc. (“MBKR.OB”), the parent corporation that wholly owns the Company,

And whereas the RE/MAX FRANCHISEE, a Real Estate Broker and Franchise owner, desires to participate in the strategic alliance and related services (the “Mortgage Broker Solution”) described in detail in the aforementioned Strategic Alliance Agreement under the terms and conditions described herein,

SERVICE COVENANTS

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SERVICE LEVEL AGREEMENT

1.
The term of this agreement (“Term”) shall be from the date first above written for a period of one (1) year, unless otherwise terminated as provided herein below.  The Agreement shall automatically renew for successive one (1) year Terms, unless otherwise terminated as provided herein below.

2.
The Company shall provide the Mortgage Broker Solution, the current key elements of which are summarized in Schedule A and detailed in the afore-mentioned Strategic Alliance Agreement, to the RE/MAX FRANCHISEE which provides referral commission revenue on a mortgage transaction basis to the Master Franchisor, RE/MAX FRANCHISEE and the RE/MAX FRANCHISEE’s sales associates as well as an opportunity for the RE/MAX FRANCHISEE to earn stock warrants for common shares of the Company’s publicly traded parent company MortgageBrokers.com Holdings, Inc. (“MBKR.OB”).

3.	In consideration for delivery of the Mortgage Broker Solution by the Company, the RE/MAX FRANCHISEE shall:

a.	Actively promote the Mortgage Broker Solution throughout the RE/MAX FRANCHISEE’S business operations and sales associate network;

b.	Participate in a RE/MAX strategic advisory council, as may be requested from time to time by the Company and Master Franchisor;

c.
During the launch of the Mortgage Broker Solution, work collaboratively with the Company to establish Company mortgage specialist business development officers (“Mortgage Specialist BDOs”), as mutually agreed upon, to service the RE/MAX FRANCHISEE’s offices;

d.
Allow equal access to Company mortgage specialist BDOs to each RE/MAX FRANCHISEE office, when such office is open for business, as may be afforded to any other competitive mortgage agent.  Such access is to be provided by the RE/MAX FRANCHISEE at no cost to the Company or the Company’s Mortgage Specialist BDOs;

e.	As appropriate and mutually agreed upon, work with the Company to promote the presence and marketability of the Company Mortgage Specialist BDO in the RE/MAX FRANCHISEE’s office;

f.
As appropriate and mutually agreed upon, for those RE/MAX Franchisees that maintain their own World Wide Web (“www”) Marketing sites, work collaboratively with the Company to place a Master Franchisor co-approved or developed link on the RE/MAX Franchisee’s www site that markets the Mortgage Broker Solution to the Consumer and allows for ‘click through’ functionality to allow the consumer to link to a mortgage referral environment;

SERVICE LEVEL AGREEMENT

g.
Work collaboratively with the Company to provide full disclosure to the consumer as may be required under any and all current and future laws and regulations applicable to the Master Franchisor, the RE/MAX FRANCHISEE or the Company.  Without limitation, such disclosure shall include information with respect to any distributed referral fee or volume bonus shares, that materially complies with the disclosure presented in Schedules “B” and “C”;

h.	Meet with the Company’s regional sales manager from time to time to discuss the Mortgage Broker Solution, the mortgage sales pipeline, capture rates, marketing initiatives, and best practices;

i.	Work collaboratively with the Company and Master Franchisor to distribute commission fees to Sales Associates; and

j.
Provide Manulife Financial with written or electronic notification indicating that a Sales Associate of the RE/MAX FRANCHISEE has: 1) transferred to another RE/MAX Franchisee of the Master Franchisor and inform Manulife Financial who that new RE/MAX Franchisee is so that the Sales Associate can continue with the Mortgage Broker Solution and Manulife Financial can make the necessary changes or 2) has terminated their association with RE/MAX and the Mortgage Broker Solution and must therefore be provided by Manulife Financial with a benefit options statement.

4.
The RE/MAX FRANCHISEE agrees not to make any deduction from the amount from time to time deposited by the Company in the account designated for this purpose by the RE/MAX FRANCHISEE for the credit of the RE/MAX FRANCHISEE’s Sales Associates.  Rather the RE/MAX FRANCHISEE agrees to execute a Business Pre-Authorized Debit Authorization with Manulife Financial (attached as Schedule “D”).  Such authorization will authorize Manulife Financial to withdraw from the account of the RE/MAX FRANCHISEE the payments from time to time made by MBKR to the RE/MAX FRANCHISEE on behalf of its Sales Associates.

5.
The Company and Company mortgage specialist business development officers agree that they will carry out the Mortgage Broker Solution in a manner that is professional, transparent, ethical, legal and fully compliant with any and all current and future laws and regulations applicable to the Master Franchisor, the RE/MAX FRANCHISEE or the Company.  The RE/MAX FRANCHISEE shall participate in the Mortgage Broker Solution in a manner that is similarly professional, transparent, ethical, legal and fully compliant with any and all current and future laws and regulations applicable to the Master Franchisor, the RE/MAX FRANCHISEE or the Company.  Both the Company and the RE/MAX FRANCHISEE agree to notify the other party, forthwith, following their becoming aware of the applicable misconduct or violation, of any misconduct or violation of any and all current and future laws and regulations applicable to the Master Franchisor, the RE/MAX FRANCHISEE or the Company, by the Company, the Company mortgage specialist business development officer, the RE/MAX FRANCHISEE or a RE/MAX FRANCHISEE sales associate.

SERVICE LEVEL AGREEMENT

6.
In the event that either the RE/MAX FRANCHISEE or the Company materially breaches this agreement or otherwise fails to perform its obligations pursuant to this agreement in accordance with the terms of this agreement, the one of them not in default may terminate this agreement by providing to the other of them thirty (30) days notice specifying the breach.  The notice required shall demand immediate cure of the condition or conditions warranting termination, and shall advise that in the event the condition or conditions warranting termination specified in the notice are not cured within the thirty (30) day notice period, this agreement shall be terminated without further notice.

7.
It is hereby agreed that it is the right of the Company to adjust the service, terms, conditions and remuneration associated with the Mortgage Broker Solution for successive Terms.  The Company shall provide the RE/MAX FRANCHISEE at least sixty (60) days written notice prior to the end of a Term of the Company’s intent to make any changes to the Mortgage Broker Solution.

8.
The Agreement may be terminated without cause by either party at the end of the Term or each successive Term by providing at least thirty (30) days written notice prior to the end of the Term.  Failure to provide such notice will result in the automatic renewal of this Agreement for a successive Term.

9.	MISCELLANEOUS

a.
Entire Agreement:  This Agreement including any agreements incorporated by reference, and Schedules “A”, “B”, “C”, “D” and “E” attached hereto, constitute the entire agreement and understanding between the parties with respect to the Company’s provision of the Mortgage Broker Solution and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between the parties respecting the subject matter hereof.  There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

b.
Relationship of Parties.  Each of the parties will be solely and entirely responsible for its acts and the acts of its agents, subcontractors, third-party service providers and employees during the performance of this Agreement.  Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

c.
Confidentiality.  Each party hereto acknowledges that, during the term of this Agreement, each party may be required from time to time to disclose to the other party certain materials, information and data relating to such party's business (all of which is hereinafter referred to as "Confidential Information").  Each party hereto acknowledges that the other's Confidential Information, other than that which is publicly known, is confidential and proprietary information and constitutes trade secrets.  Each party agrees to exercise the same degree of care of the other party's Confidential Information that it does with its own Confidential Information and to confine knowledge of Confidential Information only to its employees who require such knowledge for use in the ordinary course and scope of their employment.  The parties hereto shall not, during the term of this agreement or thereafter, use, disclose, divulge or make available each other's Confidential Information to any third party either directly or indirectly in any manner whatsoever without the prior written consent of the other party.

SERVICE LEVEL AGREEMENT

d.
Notice.  Any notice or other communication required to be given under this Agreement must be in writing given by facsimile, personal delivery, ordinary mail or by prepaid certified or registered mail to the current address of record of the respective party.

e.
Errors and Omissions.  The RE/MAX FRANCHISEE shall maintain errors and omissions insurance, providing for coverage in the form as required by the laws governing in the jurisdiction(s) where the RE/MAX FRANCHISEE carries on business in such amount as is required by law, and provide evidence of such coverage to the Company within two (2) Business Days upon request.

f.
Limitation of Liability. Neither the Company nor the RE/MAX FRANCHISEE, or any of either party’s respective successors, assigns, directors, officers, shareholders, employees or agents will be liable to the other or any successor thereto or subsidiary or shareholder thereof for any conduct or action taken or not taken by it in the course of its performance of the services required hereunder unless such conduct, action or inaction was taken in bad faith or with negligence or willful misconduct.

g.
Governing Law.  This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without regard to principles of conflicts of laws or choice of law.

h.
Assignment.  Neither the RE/MAX FRANCHISEE nor the COMPANY may assign this Agreement, or any of its rights, title or interest in this Agreement, to any person without the prior written consent of the other; provided that the Company may assign or outsource any or all of the Services under this Agreement to a subsidiary or affiliated body corporate (as such term is defined in the Canada Business Corporations Act, or such similar legislation).

i.
Severability.  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision of this Agreement.

j.	Amendments. Subject to the terms of this Agreement and unless otherwise specified herein, this Agreement may be amended in writing at any time only upon the mutual agreement of all parties hereto.

SERVICE LEVEL AGREEMENT

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first above written.

MortgageBrokers.com Financial Group of Companies, Inc.

I have the authority to bind the corporation,

by:
Alex Haditaghi
C.E.O.

RE/MAX ____________________________________

I have the authority to bind the corporation,

by:
[Name:]
[Title:]

SCHEDULE A SERVICE LEVEL AGREEMENT

SCHEDULE A

The Mortgage Broker Solution

Ownership ● Leverage ● Profit Sharing ● Retention ● Value Creation

SCHEDULE A SERVICE LEVEL AGREEMENT

Licensure

The Mortgage Broker Solution is being made available exclusively to the Master Franchisor’s Franchisees under the terms of a 10 year License Agreement that is renewable for an additional ten years.

Service

The following describes the key elements of the Company and Master Franchisor service contemplated as part of the Mortgage Broker Solution to be established for each RE/MAX FRANCHISEE office:

RE/MAX may refer customers to the Mortgage Broker Solution directly to the assigned Mortgage Specialist Business Development Officer (Mortgage Specialist BDO).  The referral may also be provided indirectly via an on-line World Wide Web (“www”) referral and application system.

The following describes the Mortgage Broker Solution service team:

•
a RE/MAX strategic advisory committee will be established representing the Company, the Master Franchisor and the RE/MAX Franchise network and the participants may vary each year, as mutually decided upon by the Company and Master Franchisor.  The advisory committee will be structured and tasked with providing ongoing feedback, knowledge and business intelligence transfer, and problem solving ongoing issues related to the Mortgage Broker Solution.

•
the Company will arrange for a Mortgage Specialist BDO to be generally assigned to each office.  Where warranted, a Mortgage Specialist BDO may manage the relationships at several smaller Participant offices or several Mortgage Specialist BDOs will be assigned to larger Participant offices.  The Mortgage Specialist BDO will be part of a service team of regional Mortgage Specialist BDOs, structured to provide geographic and temporal coverage and provide flexibility to respond to language and cultural sensitivities.

•	all customer files will be reviewed by an independent Compliance Officer to screen for fraud and licensure non-compliance, subject to compliance with all privacy legislation.

•	the Company back office administration will manage the revenue pipeline and manage the reporting systems.

•
the Company will provide to each RE/MAX FRANCHISEE as well as the Master Franchisor with a lead referral and sales data report on a no less than quarterly basis for management purposes, and such other information as the Master Franchisor may from time to time reasonably request.

SCHEDULE A SERVICE LEVEL AGREEMENT

•
The Company will ensure that the Company’s mortgage agents are aware of the preferential relationship the Master Franchisor has with its preferred lender, Toronto Dominion Bank, Canada Trustco Mortgage Company and The Canada Trust Company (collectively “TD Canada Trust”) and that the Company’s mortgage agents act with that awareness in mind as applicable and all things being equal.

SCHEDULE A SERVICE LEVEL AGREEMENT

Transaction-based Referral Commission Revenue

The Company will direct deposit earned fees on a weekly basis to the Master Franchisor and RE/MAX FRANCHISEEs accompanied with electronic statements of account for further disbursement to Sales Associates.

Schedule “E” of this document is a Mortgage Referral Form for use in the referral process, the contents of which may be modified from time to time.

Commission fees payable by lenders for origination are transaction based commission fees as may be negotiated by the Company (“Finders Fee”).  Finders Fees do not include any origination threshold volume based bonus (“Volume Bonus”) that a lender may pay the Company from time to time.

Volume Bonus Lenders

For transactions placed with lenders who pay the Company a Finders Fee and Volume Bonus, the Master Franchisor, RE/MAX FRANCHISEE, and RE/MAX FRANCHISEE Sales Associate (collectively, the “RE/MAX Organization”) shall be entitled to revenue sharing of mortgage origination Finders Fees received by the Company as a result of a referral or lead generated by the Master Franchisor, REMAX FRANCHISEE or RE/MAX Sales Associate.  Based on the particular Finders Fee paid by the lender in a mortgage transaction, the RE/MAX Organization shall be paid a referral fee (‘Referral Fee’) based on the following:

Residential:

a.	The Referral Fee will equal sixty percent (60%) of Finders Fees up to 45 basis points (0.45%) of the mortgage amount;

Commercial:

b.	The Referral Fee will equal twenty-five percent (25%) of the Finders/Broker Fees up to 30 basis points (0.30%) of the mortgage amount;

The Referral Fee, which generally will amount to 45 basis points (‘bps’) for residential mortgage origination, will be split for disbursement amongst the RE/MAX Organization, as follows:

Stakeholder	Referral Fee Split%	Referral Fee Split (based on 45 bps)
Sales Associate	33%	15 bps
RE/MAX FRANCHISEE	28%	12.5 bps
MASTER FRANCHISOR	17%	7.5 bps
RE/MAX Corporate Contribution to Sales Associates	20%	9 bps
RE/MAX Corporate Contribution to Manulife Financial for administrative fees	2%	1bps

SCHEDULE A SERVICE LEVEL AGREEMENT

Arrangements are being made with Manulife Financial to enable each RE/MAX Sales Associate to have either a registered or a non-registered savings plan with Manulife Financial.   Each Sales Associate, to be eligible to receive a referral fee, will be required to establish a personal savings plan with Manulife Financial.  Details with respect to the available plans and how each Sales Associate may establish a plan will be sent to the Franchisee for distribution to its Sales Associates as soon as details of the plan are finalized.

Note:  Currently the RE/MAX Corporate Contribution includes an administration fee of 1 bps out of the referral fee split on account of the fees payable to Manulife Financial for creating and managing the RSPs and NRSPs for RE/MAX Sales Associates.

Non-Volume Bonus Lenders

In cases where a lender does not pay a corporate volume bonus (Home Capital Group, Private Lenders, etc.) the commission split varies from the standard commission split.  Where the deals funded with non volume lenders originated from the RE/MAX FRANCHISEE sales associates, 20% of the commission fee is taken off the top for the Company, and out of the remaining 80%, 48% of the Finders Fee (or an effective 38.4% of the total commission fee) will be paid to the RE/MAX Organization as a Referral Fee up to 45 bps, distributed on a Pro Rata basis as to Volume Bonus Lender Referral Fees.

Renewal and Refinancing

In the case of a renewal or refinancing of a mortgage for which a Finders Fee was payable pursuant to the aforementioned sections, such number of basis points shall be distributed as shall be equitable having regard to prevailing practices at the time of such renewal or refinancing.

Schedule 1

Each RE/MAX FRANCHISEE will also be eligible to receive stock warrants for common shares of the Company’s publicly traded parent company MortgageBrokers.com Holdings, Inc. as more particularly described in Schedule 1 hereto.

SCHEDULE 1 SERVICE LEVEL AGREEMENT

SCHEDULE 1

Volume Incentive Share Ownership Program

SCHEDULE 1 SERVICE LEVEL AGREEMENT

SCHEDULE 1 – RE/MAX PARTICIPATING FRANCHISEE

Stock Warrants may be earned annually by a RE/MAX FRANCHISEE for aggregate referrals from their Sales Associates leading to annual mortgage origination volume sales for the Company (as may be calculated in Table B of this Schedule 1), pursuant to a Warrant Agreement, as detailed here-in.

TABLE B
RE/MAX Annual Stock Warrant Performance Plan
Annual Mortgage Origination Or Referred Agent “Book of Business”	Amount payable in Stock Warrants
Volume ($ CDN)	(USD $ ) Dollars Worth of Shares
$5,000,000	1,500
$20,000,000	6,000
$30,000,000	9,000
$40,000,000	12,000
$50,000,000	15,000
$60,000,000	18,000
$70,000,000	21,000
$80,000,000	24,000
$90,000,000	27,000
$100,000,000	30,000
$150,000,000	45,000
$200,000,000	68,410
$250,000,000	80,301
$300,000,000	94,320
$1,000,000,000	300,000

SCHEDULE 1 SERVICE LEVEL AGREEMENT

RULES FOR STOCK WARRANTS EARNED ON ANNUAL VOLUME

General Rules and Conditions

1.	Only RE/MAX FRANCHISEEs are eligible to earn stock warrants pursuant to the Mortgage Broker Solution.

2.	Annually earned stock warrants will have the following vestment periods prior to being exercisable by the RE/MAX FRANCHISEE:

a.
The RE/MAX FRANCHISEE is entitled to exercise stock warrants (Table B) earned during the first three (3) years immediately following the Effective Date (hereafter referred to as the “Initial Vestment Period”), at the end of year five (5) immediately following the Effective Date; and,

b.
stock warrants earned in each consecutive two (2) year period following the Initial Vestment Period (hereafter referred to as the “Vestment Period”) can be exercised two years following the end of each respective consecutive 2 year Vestment Period.

3.
If the RE/MAX FRANCHISEE terminates the agreement with the Company, at any time prior to the end of the Initial Vestment Period or successive Vestment Periods, the RE/MAX FRANCHISEE will not be eligible to receive any stock warrants what so ever for performance during a partially completed Initial Vestment Period or successive Vestment Period.

4.
The numbers in the above table are not exact, and the table is provided only as a guideline for reference to the RE/MAX FRANCHISEE.  The Company and it’s Board reserves the right to adjust the share issue formulae to increase or decrease the shares that might be issued through PATH or on a annual mortgage origination volume basis relative to Table B presented in this Schedule 1 or to eliminate the programs completely in the future to manage the Company’s capital structure.  The Company agrees to provide 90 days notice to the RE/MAX Organization of any such changes.

5.
Warrant values for stock warrants earned during the Initial Vestment Period will be established as the twenty (20) day average closing price following the commencement of the Initial Vestment Period.  Warrant values for stock warrants earned during each consecutive Vestment Period will be established as the twenty (20) day average closing price following the commencement of the respective Vestment Period.  The warrant minimum value will be established at USD $1.00.

6.
The warrants, including exercise price, are subject to the terms and conditions of a Warrant Agreement to Purchase Shares of Common Stock of MortgageBrokers.com Holdings, Inc. which will incorporate a leak-out provision, transfer rights provision, registration rights provision, and will describe all related warrant rights, privileges and restrictions.

SCHEDULE B SERVICE LEVEL AGREEMENT

SCHEDULE B

In the event a mortgage is secured by MortageBrokers.com Financial Group of Companies, Inc. (“MBKR”) on behalf of the [Purchaser] as a result of the referral by [RE/MAX FRANCHISEE], then an aggregate amount of no more than 0.45% of the principal amount of the mortgage will be paid as a finder’s fee by MBKR to be divided among Re/Max Ontario-Atlantic Canada Inc., [RE/MAX FRANCHISEE] and the salesperson acting as sales agent for the [Purchaser].  In addition, [RE/MAX FRANCHISEE] is eligible to receive, for no consideration, warrants potentially entitling [RE/MAX FRANCHISEE] to receive an indeterminate number of shares of MortgageBrokers.com Holdings, Inc., dependent on the aggregate principal amount of mortgages secured for clients and customers of [RE/MAX FRANCHISEE] as a result of referrals by [RE/MAX FRANCHISEE] to MBKR.

SCHEDULE C SERVICE LEVEL AGREEMENT

SCHEDULE C

[FORM OF DISCLOSURE RE SELLER]

[RE/MAX FRANCHISEE] is a participant in an arrangement with MortgageBrokers.com Financial Group of Companies, Inc. (“MBKR”)] whereby, if a mortgage is secured by MBKR by reason of a referral from a salesperson retained by [RE/MAX FRANCHISEE] an aggregate of no more than 0.45% of the principal amount of the mortgage will be paid as a finder’s fee by MBKR to be divided among RE/MAX Ontario-Atlantic Canada Inc., [RE/MAX FRANCHISEE] and the salesperson acting as sales agent for the purchaser.  In addition [RE/MAX FRANCHISEE] is eligible to receive, for no consideration, warrants potentially entitling [RE/MAX FRANCHISEE] to receive an indeterminate number of shares of MortgageBrokers.com Holdings, Inc., dependent on the aggregate principal amount of mortgages secured for clients and customers of [RE/MAX FRANCHISEE] as a result of referrals by [RE/MAX FRANCHISEE] to MBKR.

In the event that a salesperson retained by [RE/MAX FRANCHISEE] is the agent for the buyer of [identify property to be listed] then a referral fee as described above will be paid in the event a mortgage is issued as a result of a referral to MBKR by such salesperson.

SCHEDULE D SERVICE LEVEL AGREEMENT

SCHEDULE D

Manulife Financial

Business Pre-Authorized Debit (PAD)

SCHEDULE E SERVICE LEVEL AGREEMENT

SCHEDULE E

Mortgage Referral Form

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